CERTIFICATE OF AMENDMENT TO THE
                    ARTICLES OF INCORPORATION
                                OF
                 PROCESS TECHNOLOGY SYSTEMS, INC.

     We, the undersigned, William A. Silvey, Jr., President, and W. Scott Thompson. Secretary, of Process Technology Systems, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                               I.

     Pursuant to Section 78.390 of the Nevada Revised Statutes, the Article 1 of the Articles of Incorporation of the Corporation shall be amended as follows:

                            ARTICLE I.

     The name of the Corporation is Forster Drilling Corporation.

                              II.

     The forgoing amendment made by this Certificate of Amendment to the Articles of Incorporation has been effected in conformity with the provisions of the Nevada Revised Statutes. The forgoing amendment was adopted by a unanimous consent of the Board of Directors on May 31, 2006 pursuant to
Section 78.315 of the Nevada Revised Statutes.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be signed by its president and secretary this 5th day of July, 2006.


                              PROCESS TECHNOLOGY SYSTEMS, INC.


                              By: /s/ William A. Silvey
                              William A. Silvey, President



                              By: /s/ W. Scott Thompson
                              W. Scott Thompson, Secretary